UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2008

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE CONTRACT

The information required by this Item regarding the executive employment agreement between Tyson Foods, Inc. (the “Company”) and Mr. Dennis Leatherby, relating to his appointment as Executive Vice President and Chief Financial Officer, is incorporated by reference to Item 5.02 below.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) On June 10, 2008, Scott T. Ford resigned from the Company’s Board of Directors. Mr. Ford informed the Company that his resignation was due to recent changes in his professional and personal circumstances and not as a result of any disagreements with the Company or any matters relating to the Company's operations, policies or practices. Mr. Ford is the President and Chief Executive Officer of Alltel Corporation which announced on June 5, 2008 it was being acquired by Verizon Wireless. Mr. Ford’s resignation letter is attached as an exhibit to this Form 8-K.

(c) On June 6, 2008, the Company entered into an executive employment agreement (the “Agreement”) with Mr. Dennis Leatherby for him to become Executive Vice President and Chief Financial Officer.

Mr. Leatherby joined Tyson Foods in 1990 as assistant treasurer. He has held several other finance-related management positions in the Company, including serving as Senior Vice President, Finance and Treasurer since 1998. From July 2004 through May 2006, Mr. Leatherby also served as interim Chief Financial Officer. Mr. Leatherby, age 48, has a degree in finance and accounting from Kansas State University.

The term of Mr. Leatherby’s employment under the Agreement is effective as of June 6, 2008, and terminates on June 6, 2013, unless terminated prior to such date. Mr. Leatherby’s Agreement provides for an annual base salary of not less than $450,000. Mr. Leatherby is also eligible to receive awards under the Company’s annual bonus plan in effect during his term of employment, subject to the discretion of senior management of the Company. In addition, Mr. Leatherby may also participate in any benefit programs generally applicable to officers of the Company, including the Company’s stock option, restricted stock programs, supplemental executive retirement, life insurance plans and medical reimbursement plans. Mr. Leatherby’s compensation will be subject to review from time to time when the compensation of other officers and managers of the Company are reviewed for consideration of increases.

Under the Agreement, Mr. Leatherby received a restricted stock grant of 41,398.7921 shares of Class A Common Stock, with 4,753.5554 scheduled to vest on October 4, 2009 and 36,645.2367 scheduled to vest on June 6, 2013. The Agreement also provides that Mr. Leatherby is entitled to receive, on such dates specified by the Company consistent with the Company’s past practice, a grant of 40,000 options to purchase shares of Class A Common Stock subject to the terms and conditions of the Tyson Foods, Inc. 2000 Stock Incentive Plan and pursuant to an option grant agreement currently in use by the Company for officers generally. The exercise price of any such grant will equal the market price on the date of the stock option grant. The options are part of the consideration received by Mr. Leatherby for his agreement to protection of confidential information and trade secrets of the Company and to a non-competition provision that extends one year after termination of Mr. Leatherby’s employment. On each such future grant date selected by the Company, Mr. Leatherby will receive a grant of 40,000 options.The options vest forty percent (40%) on the second anniversary of the date of the grant and in twenty percent (20%) increments annually thereafter until fully vested.

On the first business day of each of the Company’s fiscal years during the term of the Agreement, Mr. Leatherby will be eligible to receive a performance award payable in shares of Class A Common Stock. On such dates, Mr. Leatherby is eligible to receive a performance award having a maximum aggregate value on the date of grant of $225,000. Each performance award will vest on the date which is two days after the Company publicly releases its earnings for the fiscal year which is two years after the year the award is made.

Mr. Leatherby may terminate his employment under the Agreement, subject to his confidentiality and non-compete obligations, upon ninety (90) days notice to the Company. The Company has the right to terminate the Agreement at any time upon written notice, and if terminated without cause the termination is subject to the obligation to continue to pay base salary for a period of 18 months after the date of termination and subject to provisions relating to the early vesting of stock options and restricted stock upon such termination.

The foregoing description is qualified in its entirety by reference to the provisions of the Agreement, which is attached as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement between the Company and Mr. Dennis Leatherby, dated as of June 6, 2008.
99.1	Scott Ford’s resignation letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: June 11, 2008	By:	/s/ R. Read Hudson

	Name:	R. Read Hudson
	Title:	Vice President, Associate General
Counsel and Secretary

Tyson Foods, Inc.

Current Report On Form 8-K

Dated June 6, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement between the Company and Mr. Dennis Leatherby, dated as of June 6, 2008.
99.1	Scott Ford’s resignation letter